DEAN HELLER                                                    Office Use Only:
Secretary o State                     Articles of
                                     Incorporation
202 North Carson Street           (PURSUANT TO NRS 78)
Carson City, Nevada 89701-4201
(775)684 5708

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Important: Read attached instructions before completing form.
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1. Name of Corporation:
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                             BLUEBOOK ACQUISITIONS CORP.
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2. Resident Agent Name       The Corporation Trust Company of Nevada
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   and Street Address:       Name
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  (must be a Nevada address   6100 Neil Road, Suite 500,   Reno,  NEVADA      89511
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  where  process  may  be    Street Address                City             Zip Code
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 served)
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3. Shares:
(number of shares
corporation                  Number of hare                               Number of hare
authorized to issue)         with par value:  100      Par value: .01     without par value: 0
                                            ----------           --------                   -----
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4. Names, Addresses,         The First Board of Directors/Trustees hall consist of 1 member whose name and addresses are as follow:
Number of Board of                                                                ---
Directors/Trustees:
                             1. Andrew Hromyk
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                             Name

                             2438 Marine Drive, Suite 215,                   West Vancouver, BC   V7V 1L2
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                             Street Address                                     City State      Zip Code

                             2.
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                             Name

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                             Street Address                                     City State      Zip Code

                             3.
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                             Name

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                             Street Address                                     City State      Zip Code

                             4.
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                             Name

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                             Street Address                                     City State      Zip Code

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5. Purpose:
(optional-see instructions)  The purpose of this Corporation shall be:

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6. Other Matters:
(see instructions)           Number of additional pages attached:  0

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7. Names, Addresses
and Signatures of            Dennis J. Rasor, Esq.
Incorporators:               ------------------------------------------------------------------------------
(attach additional pages if  Name
there are more than 2
incorporators).              18500 Von K
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                             Street Address                                     City State      Zip Code


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                             Name                                               Name Signature


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                             Address                                            City State      Zip Code

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8. Certificate of
Acceptance of
Appointment of
Resident Agent:
                             I,_____________________________________________ hereby accept appointment a Resident Agent for the above  named  corporation.

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                             Authorized Signature of R.A.or On Behalf of R.A.Company   Date
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1.  Name  of the Corporation.    A name appearing to be that of a natural person
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and  containing  a  given  name or initials must not be used as a corporate name except  with  the  addition  of  a  corporate ending such as Incorporated, Inc.,
Limited,  Ltd.,  Company, Co., Corporation, Corp. or other words that identifies it  as  not  being  a  natural person. The name must be distinguishable from the names  of  corporations,  limited-liability  companies,  limited  partnerships, business  trusts  or limited-liability partnerships on file in the office of the
Secretary  of  State.  A  name  may  be  reserved,  if available, for 90 days by submitting  a  written  request  with  a  $20.00  filing  fee.

2.  Resident Agent.     Persons   wishing  to incorporate in the State of Nevada
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must  designate  a  person as a resident agent who resides or is located in this state. Every resident agent must have a street address in this state for the service of process, and may have a separate mailing address such as a post office box, which may be different from the street address.

3. State the number of shares the corporation shall have the authority to issue with par value and its par value in appropriate space provided. State the number
o  shares  without par value in the space provided for shares without par value.

4. Indicate the number of members of the first board. State the names and addresses of the first governing board. Use a separate 8 1/2 x 11 sheet as necessary for additional members. Directors or trustees must be at least 18 year of age.

5. This section is optional and is required only if the corporation is to engage in insurance or banking. Pre-approval from the State Insurance Commissioner or the State Financial Institutions Division is necessary if you have either of these purposes.

6. On a separate 8 1/2 x 11, white sheet you may state additional information you wish to be part of the articles. This is an optional provision. If the additional information is contradictory to information on the form, the entire filing will be returned for correction.

7. Names and addresses of the incorporators are required. Each incorporator must sign. Additional 8 1/2 x 11 white sheet will be necessary if more than 2 incorporators.

8. Resident agent must complete and sign certificate of acceptance at bottom of form or attach a separate signed certificate of acceptance.


                                ***IMPORTANT***

INITIAL  LIST  OF  OFFICERS:  Pursuant to NRS 78.150, each corporation organized
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under  the  laws  of  this state shall, on or before the first day of the second month after the filing of its articles of incorporation, and annually thereafter, file its list of officers, directors and resident agent. The initial list fee is $165.00, thereafter, $85.00 per year. Forms will be mailed to you upon the organization of your corporation and annually thereafter to the corporation's resident agent.

COPIES: You must  send  in  the  number  of  copies you would like certified and
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returned to you in addition to the original article to be filed. A filing fee of
$20.00 for each certification is required. Copies received without the required fee shall be returned uncertified. NRS 78.105 requires that a corporation receive at least one certified copy to be kept in the office of the resident agent. The Secretary of State keeps the original filing.

FILING  FEE:  Filing fee is based on the number of shares authorized. Please see
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the  attached  fee  schedule.  Filing may be expedited for an additional $100.00 expedite  fee.

Filing may be submitted at the office of the Secretary of State or by mail at the following addresses:

       Secretary of State           Secretary of State-Satellite Office
      New Filings Division            Commer ial Re ordings Division
      202 N.Carson Street            555 E.Washington Avenue,Suite 2900
   Carson City,NV 89701-4201                 Las Vegas,NV 89101
 775-684-5708 Fax 775-684-5725          702-486-2880 Fax 702-486-2888


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